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                                                                     EXHIBIT 4.8

                       MERISTAR HOSPITALITY CORPORATION


                                      TO



                     U.S. BANK TRUST NATIONAL ASSOCIATION
                                    Trustee



                              FIRST SUPPLEMENTAL
                                   INDENTURE

                          Dated as of August 3, 1998
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                                                                               1



     FIRST SUPPLEMENTAL INDENTURE, dated as of August 3, 1998 between MeriStar Hospitality Corporation, a Maryland corporation, having its principal office at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007 and U.S. Bank Trust National Association (f/k/a First Trust of New York, N.A.), a national banking association, duly organized under the laws of the United States of America, as Trustee under the Indenture referred to below (herein called the "Trustee").


                            RECITALS OF THE COMPANY

     WHEREAS, CapStar Hotel Company, a Delaware corporation ("CapStar") has heretofore executed and delivered to the Trustee a certain indenture, dated as of October 16, 1997 (the "Indenture"), pursuant to which subordinated debt securities of CapStar (herein called the "Securities") were issued. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

     WHEREAS, CapStar and American General Hospitality Corporation, a Maryland corporation ("AGH") have entered into an Agreement and Plan of Merger, dated as of March 15, 1998 (the "Merger Agreement"), whereby CapStar will merge with and into AGH (the "Merger"), with the result that AGH will be the surviving corporation operating under the name MeriStar Hospitality Corporation (herein called the "Company");

     WHEREAS, Section 8.2 of the Indenture provides that CapStar shall not enter the Merger unless the Company assumes all the obligations of CapStar under the Securities and the Indenture pursuant to a supplemental indenture;

     WHEREAS, Section 9.1(1) of the Indenture provides that without the written consent of any Holder, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

     WHEREAS, the Company pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to amend the Indenture upon the Merger to reflect the assumption by the Company of all the obligations of CapStar under the Securities and the Indenture; and
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                                                                               2

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.
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                                                                               3

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:


                                  ARTICLE ONE

                                 PROVISIONS OF
                              GENERAL APPLICATION

     SECTION 1.1  Assumption of Obligations.  The Company assumes the due and
                  -------------------------
punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to this Indenture) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by CapStar. The Company also represents and warrants
(i) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of CapStar or any Subsidiary as a result thereof as having been incurred by CapStar or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (ii) all conditions precedent in the Indenture to the Company's assumption of CapStar's obligations have been complied with.


                                  ARTICLE TWO

                                 MISCELLANEOUS

     SECTION 2.1  Incorporation of Indenture. All the provisions of this First
                  --------------------------
Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     SECTION 2.2  Application of First Supplemental Indenture. The provisions
                  -------------------------------------------
and benefit of this First Supplemental Indenture shall be effective with respect to Securities outstanding prior to and after the execution hereof.

     SECTION 2.3  Headings. The headings of the Articles and Sections of the
                  --------
First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.
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     SECTION 2.4  Counterparts. This First Supplemental Indenture may be
                  ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 2.5  Conflict with Trust Indenture Act. If any provision hereof
                  ---------------------------------
limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.


     SECTION 2.6  Successors and Assigns. All covenants and agreements in this
                  ----------------------
First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

A.        SECTION 2.7  Separability Clause. In case any provision in this First
                       -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

A.        SECTION 2.8  Governing Law. The internal law of the State of New York
                       -------------
shall govern and be used to construe this First Supplemental Indenture.
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                                                                               5

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
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                                                                               6

STATE OF                )
                        ) ss.:
COUNTY OF               )


        On the       day of                                   , 1998, before me
personally came, to me known, who, being by me duly sworn, did depose and say that he is of MERISTAR HOSPITALITY CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        ___________________________________

        Notary Public

[NOTARIAL SEAL]

My Commission Expires:


STATE OF                )
                        ) ss.:
COUNTY OF               )


        On the       day of                                   , 1998, before me
personally came, to me known, who, being by me duly sworn, did depose and say that he is of U.S. BANK TRUST NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        ___________________________________

        Notary Public

[NOTARIAL SEAL]

My Commission Expires: